UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPST	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

Second Amendment to the Note Purchase Agreement

On December 9, 2019, Capstone Turbine Corporation (the “Company”), certain subsidiaries of the company and Goldman Sachs Specialty Lending Group, L.P. (as successor in interest to Goldman Sachs Specialty Lending Holdings, Inc.) (the “Purchaser” and collectively, the “Parties”) entered into a Second Amendment (the “Second Amendment”) to the Note Purchase Agreement, dated February 4, 2019, by and among the Parties thereto (as amended, the “Note Purchase Agreement”) in connection with the sale of senior secured notes of the Company in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Under the Second Amendment, the Parties agreed to amend Section 6.21 of the Note Purchase Agreement to increase the Section 382 Ownership Shift threshold to not exceed 40.0%. All other provisions, terms and conditions of the Note Purchase Agreement remain in effect, as previously reported in the Current Report on Form 8-K filed on February 5, 2019, which is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Purchase Warrant for Common Shares

On December 9, 2019, the Company entered into an Amendment No. 1 to the Purchase Warrant for Common Shares (the “Amendment No. 1”) with Special Situations Investing Group II, LLC (as successor in interest to Goldman Sachs & Co. LLC) (the “Warrant Holder”) that amends that certain Purchase Warrant for Common Shares originally issued by the Company to Goldman Sachs & Co. LLC, dated February 4, 2019 (the “Warrant”).

The Amendment No. 1 amends the first paragraph of the Warrant to increase the number of Warrant Shares issuable under the Warrant (on a post-reverse split basis) and to decrease the exercise price from $8.859 per share (on a post-reverse split basis) to $3.80 per share (the “Per Share Warrant Exercise Price”). The Company would receive aggregate gross proceeds of approximately $1,650,294.40 if the outstanding Warrant is exercised at the new Per Share Warrant Exercise Price.

The Amendment No. 1 also amends Section 2.1 of the Warrant such that the Per Share Anti-Dilution Price is equal to the Per Share Warrant Exercise Price as provided in the Amendment No. 1 to the Warrant. All other terms and provisions in the Warrant remain in effect, as previously reported in the Current Report on Form 8-K filed on February 5, 2019, which is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 1, which is filed as Exhibit 4.2 to this Current Report on Form 8-K, and  incorporated herein by reference

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1

Second Amendment to the Note Purchase Agreement, dated as of December 9, 2019, by and among Capstone Turbine Corporation, certain subsidiaries of the company and Goldman Sachs Specialty Lending Group, L.P. (as successor in interest to Goldman Sachs Specialty Lending Holdings, Inc.)

4.2	Amendment No. 1 to the Purchase Warrant for Common Shares issued in favor of Special Situations Investing Group II, LLC (as successor in interest to Goldman Sachs & Co. LLC), dated December 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: December 9, 2019	By:	/s/ Darren R. Jamison
Name: Darren R. Jamison
Title: President and Chief Executive Officer